Exhibit 10.4

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”) to the Employment Agreement, dated as of September 28, 2009 and amended as of February 25, 2013 (the “Agreement”), by and among Frederick County Bancorp, Inc., a Maryland corporation (the “Company”), Frederick County Bank, a Maryland chartered commercial bank and the wholly owned subsidiary of the Company (the “Bank”), and William R. Talley, Jr. (“Mr. Talley”), made as of this 25th day of March, 2013.

WHEREAS, the Company, the Bank and Mr. Talley have entered into the Agreement, pursuant to which Mr. Talley serves as the Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and Bank; and

WHEREAS, the Company, the Bank and Mr. Talley desire to amend the Agreement in order to revise the provisions relating to potential excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended, in order to restore the provisions that existed prior to adoption of the supplemental retirement payments, which have since been terminated;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Section 8.4 (a) of the Agreement is amended and restated to read in its entirety as follows:

“(a)  Notwithstanding anything in this Agreement to the contrary, if the Determining Firm (as defined in Section 8.4(b)) determines that any portion of the Change Payment and/or the portions, if any, of other payments or distributions in the nature of compensation by the Bank to or for the benefit of Mr. Talley (including, but not limited to, the value of the acceleration in vesting of restricted stock, options or any other stock-based compensation) whether or not paid or payable or distributed or distributable pursuant to the terms of this Agreement (collectively with the Change Payment, the “Aggregate Payment”), would cause any portion of the Aggregate Payment to be subject to the excise tax imposed by Code Section 4999 or would be nondeductible by the Company or Bank pursuant to Code Section 280G (such portion subject to the excise tax or being nondeductible, the “Parachute Payment”), the Aggregate Payment will be reduced, beginning with the Change Payment, to an amount which will not cause any portion of the Aggregate Payment to constitute a Parachute Payment.”

2.             Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the provisions thereof.  As used in the Agreement, the terms: this Agreement,” “herein,” “hereunder,” hereof” and words of similar import shall refer to the Agreement as amended by this Amendment.  All capitalized terms used in this Amendment and not defined herein, which are defined in the Agreement, have the meanings ascribed to them in the Agreement.

3.             The Agreement, as amended by this Amendment, along with the exhibits and other agreements referred to in the Agreement, constitutes the entire agreement among the parties and supersedes all other prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter of the Agreement.  No provision of this Amendment may be amended other than by an instrument in writing signed by the Company, the Bank and Mr. Talley. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

4.             This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.             This Amendment shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to its choice of law provisions.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the date first written above.

FREDERICK COUNTY BANCORP, INC.

By:	/s/ Kenneth G. McCombs
Name:	Kenneth G. McCombs
Title:	Vice Chairman of the Board

FREDERICK COUNTY BANK

By:	/s/ Kenneth G. McCombs
Name:	Kenneth G. McCombs
Title:	Vice Chairman of the Board

/s/ William R. Talley, Jr.
William R. Talley, Jr.